                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): February 27, 2007


                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)              File Number)     Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers;
           Election of Directors; Appointment of Principal
           Officers

Item 5.02(e)

The Company is reporting five events under Item 5.02(e) on this Form 8-K.

1.  Named Executive Officers Discretionary Bonuses

The Executive Compensation and Development Committee of the Company's Board of Directors ("the Committee") granted on Feb. 27, 2007, discretionary bonuses to the following Named Executive Officers for performance in 2006. The awards are as follows: Antonio M. Perez, Chairman and Chief Executive Officer, $1,381,050; Philip J. Faraci, President, Consumer Digital Imaging Group and Senior Vice President, $261,144; James T. Langley, President, Graphic Communications Group and Senior Vice President, $251,100; and Robert H. Brust, former Chief Financial Officer and Executive Vice President, $382,378.

The Committee is responsible for reviewing and confirming the Company's executive compensation goals. The Company's overall philosophy is to provide an executive compensation package that attracts, retains and motivates world-class executive talent critical to the success of the Company's short- and long-term business goals, linked to the performance of the Company and the individual.

As part of this compensation package, the Company provides an annual cash bonus incentive opportunity to our executives, including our Named Executive Officers, through our Executive Compensation for Excellence and Leadership Plan (EXCEL). For 2006, the Committee has chosen to award bonus payments to the Named Executive Officers identified above based on the following process:

In the first 90 days of each year, the Committee reviews and finalizes the performance metrics and targets to be achieved for the plan year. A performance matrix is created that determines the percentage of the plan's corporate funding pool that will be earned for the year based on the Company's actual performance. In 2006, the two primary EXCEL performance metrics selected by the Committee were digital revenue and investable cash flow. The Committee selected these performance metrics because of their direct correlation with the Company's digital transformation.

If the Company achieved the target goals for both investable cash flow and digital revenue, then the award pool would have been funded at 100%. At the end of the performance period, the Committee may use its discretion to increase or decrease the amount of the corporate funding pool. If either of the threshold goals was not achieved, then the award pool would not have been funded and no bonus would be earned under the EXCEL plan, unless the Committee exercised discretion. To guide its exercise of discretion, the Committee considers baseline performance metrics established at the same time the target goals are set that reflect important elements of the Company's annual business strategy.
In 2006, these baseline metrics were: execution against the Company's new business model; advancement of our restructuring plan; performance against cost reduction goals regarding selling, general and administrative costs; and performance against inventory and supply chain goals. In exercising its discretion, the Committee is also guided by the principle of ensuring that incentive payments do not result in unearned windfalls or unfair penalties.

In 2006, the Company's investable cash flow performance exceeded the target goal. Conversely, the Company's digital revenue growth did not achieve the threshold for an EXCEL award, resulting in a zero payout under the EXCEL plan. That result reflects the Company's clearly stated objective in 2006 to emphasize digital margin growth over revenue growth in the digital capture business, as announced to investors on January 30, 2006.

However, given the performance against the baseline metrics and the Committee's concurrence that the decision to emphasize digital margin growth was correct, the Committee agreed to exercise positive discretion and to set the funding of the corporate EXCEL award pool at 81% of target. In arriving at the 81% funding of the corporate pool, the Committee took into consideration the revenue that could have been generated had the Company chosen not to execute a margin growth strategy on digital cameras.

To ensure that all plan awards are fully deductible for U.S. federal income tax purposes, the Company's EXCEL plan states that any positive discretion with respect to the size of the award pool exercised by the Committee cannot affect the payment of awards to the Named Executive Officers identified above. As a consequence, these executives did not receive a bonus under the EXCEL plan for 2006. The Committee did, however, establish a discretionary bonus pool from which the payments itemized above were made.

These bonuses are consistent with the corporate award pool of 81%.
Fifty percent of the bonus award to the individuals named above will be paid in cash and the remaining 50% will be paid in restricted stock that vests over a three-year period subject to an executive's continued employment. Because Mr. Brust retired from the Company on February 1, all of his bonus will be paid in cash.

2.  Letter Agreement Amendment for Antonio M. Perez

The Chairman of the Executive Compensation and Development Committee of Eastman Kodak Company's ("Company") Board of Directors ("Board") and Antonio M. Perez, the Company's Chairman of the Board and Chief Executive Officer, have executed an amendment, dated February 27, 2007 (attached as Exhibit (99.1)), to Mr. Perez's March 3, 2003 letter agreement with the Company. The amendment reduces the age at which Mr. Perez may retire with full retirement benefits from age 67 to age
65. Upon review of the Company's letter agreements with named executive officers, it became evident that Mr. Perez's agreement needed to be updated to reflect the stand-alone policy for age 65 retirement that was adopted subsequent to his agreement. The amendment provides that Mr. Perez will fully vest with respect to his supplemental pension benefit upon attaining age 65. This is consistent with the Company's mandatory retirement age for corporate officers, absent Board discretion. The agreement currently requires Mr. Perez to work past age 65 to fully vest. The supplemental pension benefits discussed above and below provide a benefit determined at the time of retirement under the terms of the Company's tax-qualified retirement plan, offset by benefits under such plan and related plans.

3.  Letter Agreement Amendments for Lump Sum Supplemental Pension
    Arrangements

The Chairman of the Executive Compensation and Development Committee, with respect to Mr. Perez, and the Company, with respect to the other named executive officers listed below, have executed letter agreement amendments requiring payment of any supplemental pension benefits provided under such agreements in the form of a lump sum as soon as practicable after any required waiting period under Internal Revenue Code ("Code") Section 409A. This form of payment is consistent with supplemental pension benefit distributions to the majority of named executive officers over the past ten years who had such benefits, including Robert H. Brust, the Company's former Chief Financial Officer, who recently retired, and will have no economic impact on the Company, as all forms of pension distributions are actuarially equivalent. These changes are being made for administrative convenience so that all of the benefits payable under the Company's supplemental pension arrangements will now be paid uniformly in a lump sum. In addition, these changes reflect the Company's current intention with respect to senior officers regarding compliance with Code Section 409A, which requires letter agreements to specify the time and form of payment of certain deferred compensation arrangements, such as supplemental pension benefits.

The following named executive officers are affected by this change:

  - Antonio M. Perez (amendment dated February 27, 2007 to March 3, 2003 letter agreement, attached as Exhibit (99.1))

  -  Philip J. Faraci, President, Consumer Digital Imaging Group and
     Senior Vice President (amendment dated February 28, 2007 to November 3, 2004 letter agreement, attached as Exhibit (99.2))

  -  James T. Langley, President, Graphic Communications Group and
     Senior Vice President (amendment dated February 28, 2007 to August 12, 2003 letter agreement, attached as Exhibit (99.3))

4.  Letter Agreement Amendment for James T. Langley

The Company and James T. Langley have executed an amendment, dated February 28, 2007 (attached as Exhibit (99.3)), to Mr. Langley's August 12, 2003 letter agreement with the Company, which extends Mr. Langley's individual bonus plan through 2007. Under his August 12, 2003 agreement, the bonus plan covered 2004 through 2006. The Company has established various qualitative and quantitative performance goals for the 2007 plan, including financial performance of the Graphic Communications Group, and the maximum payout under the plan is $300,000.

5.  2007 EXCEL and Leadership Stock Administrative Guides

On February 27, 2007, the Executive Compensation and Development Committee (the "Committee") of the Board of Directors of Eastman Kodak Company (the "Company") approved an Administrative Guide for the 2007 Performance Period under the Executive Compensation for Excellence and Leadership Plan (the "EXCEL Administrative Guide"). The EXCEL Administrative Guide sets forth the specific performance goals and business criteria for the 2007 performance period of the Company's Executive Compensation for Excellence and Leadership Plan, which is the Company's short-term variable pay plan. The measures set by the Committee for the 2007 performance period are total earnings from operations and net cash generation.

On February 27, 2007, the Committee approved an Administrative Guide for the 2007 Performance Cycle of the Leadership Stock Program under Article 7 (Performance Awards) of the 2005 Omnibus Long-Term Compensation Plan (the "Leadership Stock Administrative Guide"). The Leadership Stock Administrative Guide sets forth the specific performance goals and business criteria for the 2007 performance cycle of the Leadership Stock Program, established under the 2005 Omnibus Long-Term Compensation Plan. The measures set by the Committee for the 2007 performance cycle are consumer inkjet printer revenue and digital revenue growth of the Graphics Communications Group.


ITEM 9.01  Financial Statements and Exhibits

(c)  Exhibits

(99.1) Amendment, dated February 27, 2007, to Antonio M. Perez Letter Agreement dated March 3, 2003.

(99.2) Amendment, dated February 28, 2007, to Philip J. Faraci Letter Agreement dated November 3, 2004.

(99.3) Amendment, dated February 28, 2007, to James T. Langley Letter Agreement dated August 12, 2003.

                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      EASTMAN KODAK COMPANY



                                      By: /s/ Robert L. Berman
                                      -----------------------------
                                           Robert L. Berman
                                      Chief Human Resources Officer
                                      and Senior Vice President

Date:  March 1, 2007





                    EASTMAN KODAK COMPANY
                      INDEX TO EXHIBIT

Exhibit No.

(99.1) Amendment, dated February 27, 2007, to Antonio M. Perez Letter Agreement dated March 3, 2003.

(99.2) Amendment, dated February 28, 2007, to Philip J. Faraci Letter Agreement dated November 3, 2004.

(99.3) Amendment, dated February 28, 2007, to James T. Langley Letter Agreement dated August 12, 2003.